CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A relating to Third Avenue Focused Credit Fund.

PricewaterhouseCoopers LLP

New York, New York
June 5, 2009